Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of Northwest Biotherapeutics, Inc. on Form S-3 MEF filed pursuant to Rule 462(b) under the Securities Act of 1933, of our report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, dated March 17, 2015, with respect to our audits of the consolidated financial statements of Northwest Biotherapeutics, Inc. as of December 31, 2014 and 2013 and for the years ended December 31, 2014 and 2013 and our report dated March 17, 2015 with respect to our audit of the effectiveness of internal control over financial reporting of Northwest Biotherapeutics, Inc. as of December 31, 2014. Our report on the effectiveness of internal control over financial reporting expressed an adverse opinion because of the existence of material weaknesses, which report appears in the Annual Report on Form 10-K of Northwest Biotherapeutics, Inc. for the year ended December 31, 2014. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum LLP

New York, NY

March 2, 2016